Exhibit 99.1

Progress Software Announces Upsize and Pricing of Convertible Senior Notes Offering

BURLINGTON, Mass., February 27, 2024 – Progress Software Corporation (NASDAQ: PRGS) (“Progress”) today announced the pricing of its private offering of $400.0 million aggregate principal amount of 3.50% Convertible Senior Notes due 2030 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Progress also granted the initial purchasers of the Notes an option to purchase up to an additional $50.0 million aggregate principal amount of the Notes, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued, solely to cover overallotments. The aggregate principal amount of the offering was increased from the previously announced offering size of $350.0 million (or $402.5 million if the initial purchasers exercise their option to purchase additional notes in full). The offering of the Notes is expected to close on March 1, 2024, subject to customary closing conditions.

The Notes will be Progress’ senior unsecured obligations and will mature on March 1, 2030, unless earlier converted, redeemed or repurchased. The Notes will bear interest at a rate of 3.50% per year, payable semi-annually in arrears on March 1 and September 1, of each year, beginning on September 1, 2024. Before November 1, 2029, Noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after November 1, 2029, Noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Progress will satisfy its conversion obligations by paying cash up to the aggregate principal amount of Notes to be converted and pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder. The initial conversion rate is 14.7622 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $67.74 per share of common stock. The initial conversion price represents a premium of approximately 27.50% over the last reported sale price of $53.13 per share of Progress’ common stock on February 27, 2024. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. In addition, upon certain corporate events or upon a notice of redemption (as described below), Progress will, under certain circumstances, increase the conversion rate for Noteholders who convert Notes in connection with such a corporate event or notice of redemption.

The Notes will not be redeemable before March 5, 2027. The Notes will be redeemable, in whole or in part, for cash at Progress’ option at any time, and from time to time, on or after March 5, 2027 and on or before the 60th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Progress’ common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If a “fundamental change” (as will be defined in the indenture for the Notes) occurs, then, subject to a limited exception, Noteholders may require Progress to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

Progress estimates that the net proceeds from the offering will be approximately $389.3 million (or $438.1 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by it.

Progress intends to use the net proceeds from the offering (i) to repay amounts outstanding under its term loan credit facility, (ii) to fund the approximate $37.5 million cost of entering into the capped call transactions described below, (iii) to repurchase approximately 470,544 shares of its common stock, using approximately $25.0 million of the net proceeds from the offering, pursuant to its existing share repurchase program concurrently with the pricing of the offering in privately negotiated transactions effected through one or more of the initial purchasers or their affiliates, at a price per share equal to $53.13, the last reported sale price per share of Progress’ common stock on February 27, 2024 and (iv) for general corporate purposes, which may include repayment of other indebtedness.

In connection with the pricing of the Notes, Progress entered into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of common stock initially underlying the Notes. If the initial purchasers exercise their option to purchase additional Notes, then Progress expects to enter into additional capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to Progress’ common stock upon any conversion of the Notes and/or offset any potential cash payments Progress is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $92.98, which represents a premium of approximately 75.00% over the last reported sale price of Progress’ common stock of $53.13 per share on February 27, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Progress’ common stock and/or enter into various derivative transactions with respect to Progress’ common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Progress’ common stock or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Progress’ common stock and/or purchasing or selling Progress’ common stock or other securities issued by Progress in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and (x) are likely to do so during any observation period related to a conversion of the Notes, following any redemption of the Notes by Progress or following any repurchase of the Notes by Progress in connection with any fundamental change and (y) are likely to do so following any repurchase of the Notes by Progress other than in connection with any such redemption or any such fundamental change if Progress elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Progress’ common stock or the Notes, which could affect a Noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Progress’ common stock and value of the consideration that a Noteholder will receive upon conversion of the Notes.

In addition, if any such capped call transaction fails to become effective, whether or not the offering of the Notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to Progress’ common stock, which could adversely affect the value of Progress’ common stock and, if the Notes have been issued, the value of the Notes.

The concurrent repurchases of shares of Progress’ common stock described above may have resulted in the common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may have resulted in a higher initial conversion price for the Notes Progress is offering.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and any shares of Progress’ common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities law, and the Notes and any such shares may not be offered or sold in the United States or to any U.S. persons absent registration under, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any shares of Progress’ common stock issuable upon conversion of the Notes, nor shall there be any offer, solicitation or sale of any Notes or any such shares of Progress’ common stock issuable upon conversion of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Progress

Progress provides enterprise software products for the development, deployment and management of high-impact business applications. With Progress, businesses can automate and optimize the process by which applications are developed, deployed and managed, making critical data and content more accessible and secure and technology teams more productive.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believes,” “expects,” “may,” “could,” “would,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “targets,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. Forward looking statements in this press release include, but are not limited to, statements regarding the completion, timing and size of the proposed offering, the intended use of proceeds, the terms of the Notes being offered, the anticipated terms of, and the effects of entering into, the capped call transactions and the actions of the option counterparties and their respective affiliates. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Progress’ common stock and risks relating to Progress’ business. Progress may not consummate the proposed offering described in this press release, and, if the proposed offering is consummated, Progress cannot provide any assurances regarding the final terms of the offering or the Notes or its ability to effectively apply the net proceeds as described above. Except as required by law, Progress has no obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations, which speak only as of the date of this press release.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com